Exhibit 21.1

                           LIST OF ACTIVE SUBSIDIARIES


            Registered Name                   State of Incorporation
            ---------------                   ----------------------
            PlanGraphics, Inc.                Maryland
            RDT2M                             Kentucky
            Xmarc Limited                     United Kingdom